UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2026
Biohaven Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-41477	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 28, 2026, Biohaven Ltd. (the “Company”) held its 2026 annual meeting of shareholders (the “Annual Meeting”).

Set forth below are the results of the matters submitted for a vote of shareholders at the Annual Meeting.
Proposal No. 1: Election of directors for a term expiring at the 2029 Annual Meeting of Shareholders.

	Votes For	Votes Against	Abstained
Proposal No. 1(a): Michael T. Heffernan	76,133,746	15,092,665	1,984,918
Proposal No. 1(b): Irina Antonijevic, M.D., Ph.D.	76,612,017	14,616,115	1,983,197
Proposal No. 1(c): Robert J. Hugin	76,597,707	14,626,151	1,987,471
Broker Non-Votes: 32,137,064
All nominees were elected.
Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2026.

	Votes For	Votes Against	Abstained
Ratification of appointment of Ernst & Young LLP	123,723,636	214,123	1,410,634
Broker Non-Votes: 0
Proposal No. 2 was approved.

Proposal No. 3: Advisory vote on the compensation paid to the Company’s named executive officers.

	Votes For	Votes Against	Abstained
Non-binding vote on the compensation of the Company’s named executive officers	87,521,620	4,202,883	1,486,826
Broker Non-Votes: 32,137,064
Proposal No. 3 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 4, 2026

Biohaven Ltd.

By:	/s/ Matthew Buten
Matthew Buten
Chief Financial Officer

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